Exhibit 99.1

Basin Water Announces Appointment of Michael Stark as

President and Chief Operating Officer

RANCHO CUCAMONGA, Calif. — October 30, 2006 — Basin Water, Inc. (Nasdaq: BWTR) today announced the appointment of Michael M. Stark as President and Chief Operating Officer. Mr. Stark previously served as President and Chief Executive Officer of Veolia Water North America, a subsidiary of Veolia Environment SA of France, a leading worldwide integrated water services and environmental company. As President and Chief Operating Officer, Mr. Stark will be responsible for overseeing the overall operations of the company and will report to Peter Jensen, Basin Water’s Chairman of the Board and Chief Executive Officer.

Mr. Jensen stated, “We are excited to welcome Mike to Basin Water. We believe Mike’s expertise and industry relationships in the water supply and services area are unmatched. The addition of Mike to the Basin Water organization will accelerate our successful growth into a national organization and enhance our position as an innovative and reliable supplier of drinking water to utilities, municipalities and other water users. Mike has over 40 years of global experience in the water, environmental and specialty chemical industries. He was a key member of the team responsible for the growth of US Filter, which was later acquired by Vivendi. Mike has strong expertise in developing and implementing sales and marketing growth strategies and is knowledgeable in all operating facets of a public company.”

“Basin Water is well-positioned to become a leader in the water treatment and service industry. Basin Water’s core business is to provide cost effective technical solutions for specific potable water treatment problems. Equally important, these solutions are encased in a culture of customer service. I am very confident about Basin Water’s future growth potential and the contribution Basin Water will make to ensure reliable water sources to a growing and shifting population base. It is an honor to have this opportunity with Basin Water”, added Mr. Stark.

Basin Water, Inc. designs, builds and implements systems for the treatment of contaminated groundwater, providing reliable sources of drinking water for many communities. Basin Water has developed a proprietary, scalable ion-exchange wellhead treatment system that reduces groundwater contamination levels in an efficient, flexible and cost effective manner. Additional information may be found on the company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the company’s limited operating history, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the company’s ability to protect its intellectual property, regulatory approvals of the company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the company’s ability to attract and retain qualified personnel and management members and the company’s ability to manage its capital to meet future liquidity needs. More detailed information about these risks and uncertainties are contained in the company’s filings with the Securities and Exchange Commission, including the company’s Registration Statement on Form S-1 and Quarterly Reports filed on Form 10-Q. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

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CONTACT:

Basin Water, Inc.

Peter L. Jensen

Chairman of the Board and CEO

909 481-6800

www.basinwater.com

SOURCE: Basin Water, Inc